                  AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENTS


     THIS AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENTS (this "Amendment"), by and among Western Gas Resources, Inc., a Delaware corporation, each of the Guarantors listed on Attachment 1 attached hereto and incorporated herein by reference and each of the Note Holders listed on Attachment 1 attached hereto and incorporated herein by reference, dated as of July 14, 1995.


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, prior hereto, the Company and the Guarantors have entered into those certain Note Purchase Agreements dated as of April 1, 1993, as amended, with each of the Purchasers named therein (as amended, the "Note Purchase Agreements"), pursuant to which the Company sold its 7.65% Senior Notes due April 30, 2003 to the Purchasers;

     WHEREAS, the Company and the Guarantors have requested that Section 7.11 of the Note Purchase Agreements be amended and that certain definitions of the Note Purchase Agreements be amended or added; and

     WHEREAS, the Required Holders (as that term is defined in the Note Purchase Agreements) have agreed to amend the Note Purchase Agreements, as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:


     Section 1.  Defined Terms.  Unless otherwise defined herein, the terms used
                 -------------
herein shall be as defined in the Note Purchase Agreements.


     Section 2.  Amendments Relating to Fixed Charge Coverage.  (a)  Section
                 --------------------------------------------
7.11 of each Note Purchase Agreement is hereby deleted in its entirety and replaced, in lieu thereof, with the following:


     "7.11 Fixed Charge Coverage

     As at the end of each fiscal quarter of the Company, for the period of four
     (4) consecutive fiscal quarters of the Company then most recently ended, Income Available for Fixed Charges shall be at least the applicable percentage of Fixed Charges specified in the chart below:


                                                                   EXHIBIT 10.43


For each fiscal quarter of    Income Available for Fixed Charges
 the Company ending within    shall be at least the following
 the period:                  applicable percentage of Fixed Charges:
========================================================================

June 30, 1995 through         300%
 September 30, 1996
 (inclusive)

October 1, 1996 through       325%
 September 30, 1997
 (inclusive)

October 1, 1997 and           375%
 thereafter
========================================================================

(b) The definition of the term "Income Available for Fixed Charges" set forth in Section 11.1 of each Note Purchase Agreement is hereby deleted in its entirety and replaced, in lieu thereof, with the following:

     "Income Available for Fixed Charges - for any period shall mean Consolidated Adjusted Net Income for such period plus income taxes (to the extent deducted in computing Consolidated Adjusted Net Income for such period), interest, depreciation, amortization and the Restructuring Charge."


(c) The following definition of the term "Restructuring Charge" is hereby added to Section 11.1 of each Note Purchase Agreement:

     "Restructuring Charge" - means an amount equal to the restructuring charge recognized by the Company in its fiscal quarter ending June 30, 1995 relating to a cost reduction program; provided, however, that in no event shall the Restructuring Charge be greater than Two Million Dollars ($2,000,000)."


     Section 3.  Amendment Fee.  Promptly upon the execution and delivery of
                 -------------
this Amendment by the Required Holders, the Company shall pay each holder of Note (regardless of whether such holder has executed and delivered this Amendment) a fee (the "Amendment Fee") in an amount equal to one-tenth of a percent (0.1%) of the principal amount of Notes held as of June 30, 1995 by such holder.


     Section 4.  Effectiveness.  This Amendment shall be effective as of July
                 -------------
14, 1995: provided, however,  that its effectiveness is conditioned upon: (i)
          --------  -------
the Company having entered into amendments to: (a) that certain First Restated Loan Agreement (Revolver), dated as of September 2, 1994, by and among the Company, NationsBank of Texas, N.A. ("NationsBank"), as Agent and Certain

Banks, as Lenders; (b) that certain Third Restated Loan Agreement (Term), dated as of September 2, 1994, by and among the Company, NationsBank, as Agent and Certain Banks, as Lenders; and (c) that certain Amended and Restated Master Shelf between the Company and The Prudential Insurance Company of America; (ii) such amendments containing covenants substantially similar to the amendments made to the Note Purchase Agreements hereby; and (iii) the Company having paid each holder of a Note the Amendment Fee.


     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this July 14, 1995.


WESTERN GAS RESOURCES, INC.


By: /s/ JOHN C. WALTER
   -----------------------
   John C. Walter, Executive Vice President


MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
WESTERN GAS RESOURCES- OKLAHOMA, INC.
WESTERN GAS RESOURCES STORAGE, INC.
WESTERN GAS RESOURCES-TEXAS, INC.

By: /s/ JOHN C. WALTER
   ----------------------
   John C. Walter, Executive Vice President



LIFE INSURANCE COMPANY OF NORTH AMERICA*
INSURANCE COMPANY OF NORTH AMERICA*
CONNECTICUT GENERAL LIFE INSURANCE COMPANY*
CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
     ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS*

BY: CIGNA Investments, Inc.

     By____________________________
     Name:_________________________
     Title:________________________

* This entity is either the registered owner of one or more of the securities pertaining hereto or is a beneficial owner of one or more of such securities owned by and registered in the name of a nominee for that entity.

                                ATTACHMENT 1  TO
                               AMENDMENT NO. 3 TO
                            NOTE PURCHASE AGREEMENTS
                            ------------------------



A.  THE GUARANTORS.

MGTC, Inc.

MIGC, Inc.

Mountain Gas Resources, Inc.

Western Gas Resources-Oklahoma, Inc.

Western Gas Resources Storage, Inc.

Western Gas Resources-Texas, Inc.



B.  THE NOTE HOLDERS.

Connecticut General Life Insurance Company

Connecticut General Life Insurance Company

Insurance Company of North America

Life Insurance Company of North America

The Canada Life Assurance Company

Canada Life Insurance Company of America

Canada Life Insurance Company of New York

The Franklin Life Insurance Company

Royal Maccabees Life Insurance Company

                                       5